Exhibit 10.7

FROZEN AS OF DECEMBER 31, 2004

DOMINION RESOURCES, INC.

EXECUTIVES’ DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED

EFFECTIVE DECEMBER 31, 2004

For the Executives of:

Dominion Resources, Inc.

And Affiliates

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i

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DOMINION RESOURCES, INC.

EXECUTIVES’ DEFERRED COMPENSATION PLAN

EFFECT OF DECEMBER 31, 2004 RESTATEMENT

Effective December 31, 2004 (the “Plan Freeze Date”), the Dominion Resources, Inc. Executives’ Deferred Compensation Plan (the “Plan”) is closed to any new Participants and for any new Deferrals arising after that date. The terms and conditions of this Plan shall continue to apply with respect to all Deferrals (and earnings and losses on those Deferrals) arising under this Plan and all Participants in this Plan on or before the Plan Freeze Date. Compensation that is earned and vested on or before the Plan Freeze Date, but which is not paid until after the Plan Freeze Date, is still governed by the terms and conditions of this Plan, provided that a valid Deferral Election Form was submitted with respect to such Compensation. The administrator of this Plan shall not materially modify any of the provisions of the Plan. Notwithstanding any provision in this Plan to the contrary, this Plan shall be read and interpreted to be consistent with the intent of this Restatement.

The Plan is being restated with the intent that the restatement shall not constitute a material modification of the Plan for purposes of Section 885(d)(2) of Public Law No. 108-357, the American Jobs Creation Act of 2004. If any portion of this restatement is determined to be a material modification for that purpose, that portion of the restatement shall be null and void. All provisions of this restatement of the Plan shall be read and interpreted to be consistent with the intent of this paragraph.

1. DEFINITIONS. The following definitions apply to this Plan and to any related documents.

(a)	Accounts means, collectively, a Participant’s Deferral Account, Match Account, and Deferred Stock Option Account, if any.

(b)	Administrator means Dominion Resources Services, Inc.

(c)	Beneficiary or Beneficiaries means a person or persons or other entity that a Participant designates on a Beneficiary Designation Form to receive Benefit payments pursuant to Plan Section 12(h). If a Participant does not execute a valid Beneficiary Designation Form, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Benefit, the Participant’s Beneficiary or Beneficiaries shall be the first of the following persons who survive the Participant: a Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children in equal shares. If none of these persons survive the Participant, the Beneficiary shall be the Participant’s estate.

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(d)	Beneficiary Designation Form means the form that a Participant uses to name the Participant’s Beneficiary or Beneficiaries.

(e)	Benefit means collectively, a Participant’s Deferred Benefit, Match Benefit, and Deferred Stock Option Benefit, if any.

(f)	Board means the Board of Directors of DRI.

(g)	Change of Control means the occurrence of any of the following events:

(i) any person, including a “group” as defined in Section 13(d)(3) of Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of DRI securities having 20% or more of the combined voting power of the then outstanding DRI securities that may be cast for the election of DRI’s directors (other than as a result of an issuance of securities initiated by DRI, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made);

(ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of DRI before such transactions cease to constitute a majority of the Board, or any successor’s board, within two years of the last of such transactions; or

(iii) with respect to a particular Participant, an event occurs with respect to the Participant’s employer such that, after the event, the Participant’s employer is no longer a Dominion Company.

(h)	Code means the Internal Revenue Code of 1986, as amended.

(i)	Committee means the Organization, Compensation and Nominating Committee of the Board.

(j)	Company means DRI and any Dominion Company that is designated by the Administrator as covered by this Plan, and any successor business by merger, purchase, or otherwise that maintains the Plan.

(k)	Compensation means a Participant’s base salary, cash incentive pay and other cash compensation from the Company, including annual bonuses, pre-scheduled one-time performance-based payments, and gains from stock option grants. Compensation does not include stock, stock options or spot awards. The Administrator may determine whether to include or exclude an item of income from Compensation.

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(l)	Deferral means the amount of Compensation that a Participant has elected to defer under a Deferral Election Form.

(m)	Deferral Account means a bookkeeping record established for each Participant who is eligible to receive a Deferred Benefit. A Deferral Account shall be established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to satisfy a Deferred Benefit. A Deferral Account shall be credited with that amount of a Participant’s Compensation deferred according to a Participant’s Deferral Election Form. A Deferral Account shall also be credited with the amount of benefits rolled over to the Plan pursuant to a Rollover Election Form. A Deferral Account also shall be credited periodically with deemed investment gain or loss under Plan Section 11.

(n)	Deferral Election Form means the form that a Participant uses to elect to defer Compensation pursuant to Plan Section 4.

(o)	Deferred Benefit means the benefit available to a Participant who has executed a valid Deferral Election Form or Rollover Election Form or who has received a Special Contribution under Section 10.

(p)	Deferred Stock Option Account means a bookkeeping record established for each Participant who has made an election to defer the DRI Stock to be received under an exercise of a nonstatutory stock option granted under the Dominion Resources, Inc. Incentive Compensation Plan and the Dominion Resources, Inc. Leadership Stock Option Plan. The account shall be charged or credited with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the deemed investment in the DRI Stock. The Administrator may charge or credit such earnings, gains, losses, appreciation and depreciation based on the actual investment performance of the DRI Stock that it has deposited into the trust.

(q)	Deferred Stock Option Benefit means the portion of a Participant’s Benefit from the Participant’s Deferred Stock Option Account.

(r)	Disability or Disabled means, with respect to a Participant, that the Participant is entitled to benefits under the long-term disability plan of the Company.

(s)	Distribution Election Form means a form that a Participant uses to establish the duration of the deferral of Compensation and the frequency of payments of a Benefit. If a Participant does not execute a valid Distribution Election Form, the distribution of a Benefit shall be governed by Plan Section 5.

(t)	Dominion Company means Consolidated Natural Gas, Inc., Virginia Power, Dominion Capital, Inc., Dominion Energy, Inc., Dominion Resources Services, Inc., or another corporation in which DRI owns stock possessing at least 50 % of

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the combined voting power of all classes of stock or which is in a chain of corporations with DRI in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

(u)	DRI means Dominion Resources, Inc.

(v)	DRI Stock means the common stock, no par value, of DRI.

(w)	DRI Stock Fund means an Investment Fund in which the deemed investment is DRI Stock.

(x)	DSOP means the Dominion Resources, Inc. Security Option Plan.

(y)	Election Date means the date by which an Executive must submit a valid Deferral Election Form for regular Compensation. For each Plan Year, the Election Date shall be January 1 unless the Administrator sets an earlier Election Date or as provided in Plan Section 4(b) or 4(c).

(z)	Executive means an individual who is employed by the Company and who has a base salary of at least $100,000.

(aa)	Investment Fund means one or more deemed investment alternatives offered to Participants from time to time. The Company may compute deemed investment gain or loss under the Investment Funds based on the actual investment performance of assets that it has deposited in a grantor trust (as described in Plan Section 14). The DRI Stock Fund shall be one of the Investment Funds.

(bb)	Match Account means an Account that holds the matching contributions made by the Company under Plan Section 9.

(cc)	Match Benefit means the portion of a Participant’s Benefit from the Participant’s Match Account.

(dd)	Participant means an individual presently or formerly employed by the Company who meets one or more of the requirements of Plan Section 3(a).

(ee)	Plan means the Dominion Resources, Inc. Executives’ Deferred Compensation Plan.

(ff)	Plan Freeze Date means December 31, 2004.

(gg)	Plan Year means a calendar year.

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(hh)	Rollover Election Form means the form that a Participant uses to rollover benefits payable in the form of a lump sum payment from a Supplemental Retirement Plan to this Plan.

(ii)	Special Contribution means an amount deemed to be contributed on behalf of a Participant by the Company pursuant to Section 10.

(jj)	Supplemental Retirement Plan means the Dominion Resources, Inc. Retirement Benefit Restoration Plan and/or the Dominion Resources, Inc. Executive Supplemental Retirement Plan.

(kk)	Terminate or Termination, with respect to a Participant, means the cessation of the Participant’s employment with the Company on account of death, Disability, severance or any other reason.

2. PURPOSE. The Plan is intended to benefit a “select group of management or highly compensated employees,” as that term is used under Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan is intended to permit Executives to defer their Compensation, and for related purposes.

3. PARTICIPATION.

(a)	An individual presently or formerly employed by the Company is a Participant if he or she is:

(i)	With respect to any Plan Year, an Executive who executes a valid Deferral Election Form for that Plan Year as provided in Plan Section 3(b);

(ii)	An individual who has a Deferred Stock Option Account due to an election to defer DRI Stock;

(iii)	An individual who is eligible for a Match under Plan Section 9;

(iv)	An individual who had a benefit entitlement under Section 4.1(b) of the CNG ERISA Excess Plan as of December 31, 2000; or

(v)	An individual who had a benefit entitlement under Section 5 of the Consolidated Natural Gas Company Executive Incentive Deferral Plan as of December 31, 2000.

(vi)	An individual who has executed a Rollover Election Form pursuant to Plan Section 6.

(b)	An Executive may become a Participant for any Plan Year by filing a valid Deferral Election Form according to Plan Section 4 on or before the Election Date for that Plan Year, or by filing an election to defer DRI Stock pursuant to the

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Dominion Resources, Inc. Incentive Compensation Plan, the Dominion Resources, Inc. Leadership Stock Option Plan or any other plan designated by the Administrator.

(c)	An individual remains a Participant as long as the Participant is entitled to a Benefit under the Plan. An individual who is a Participant under Plan Section 3(a)(iv), (v), or (vi) and who is not an Executive may direct deemed investments pursuant to Plan Section 11 but may not make a Deferral election under Plan Section 4.

4. DEFERRAL ELECTION. An Executive may elect on or before the Election Date to defer receipt of a portion of the Executive’s Compensation for the Plan Year. Except as provided in Plan Section 4(a), an Executive may elect a deferral for any Plan Year only if he or she is an Executive on the Election Date for that Plan Year. The following provisions apply to deferral elections:

(a)	A Participant may defer up to 50% of the Participant’s base salary and up to 85% of the Participant’s annual cash incentive award, long-term cash incentive payments and pre-scheduled one-time cash payments. The maximum Deferrals to this Plan shall be reduced by any deferrals that the Participant has elected to defer to the DSOP or any other deferred compensation plan of the Company. Compensation for deferrals under the Dominion Resources, Inc. Employee Savings Plan shall be based on a Participant’s Compensation after any Deferrals made under this Plan, the DSOP, or any other deferred compensation plan of the Company.

(b)	A Participant may defer up to 85% of the Participant’s gains on stock acquired by exercise of an option under the Dominion Resources, Inc. Incentive Compensation Plan or the Dominion Resources, Inc. Leadership Stock Option Plan. For purposes of deferral of stock option gains, the Election Date shall be the date that is six months before the Participant exercises the option. Procedures for deferring stock option gains shall be established under the Dominion Resources, Inc. Incentive Compensation Plan and the Dominion Resources, Inc. Leadership Stock Option Plan.

(c)	Before each Plan Year’s Election Date, each Executive shall be provided with a Deferral Election Form. Except as provided below, a deferral election shall be valid only when the Deferral Election Form is completed, signed by the electing Executive, and received by the Administrator on or before the Election Date for that Plan Year. In the year in which an Executive is first promoted to a salary grade between A through G, the Executive may make a deferral election by completing a Deferral Election Form within 30 days of the promotion. The deferral election will be effective for periods after the Administrator receives it.

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(d)	An Executive must complete an Investment Election Form for all amounts in the Executive’s Deferral Account. The Compensation deferred under a Deferral Election Form shall be allocated among available Investment Funds in percentages as specified on the investment election form.

(e)	An Executive must complete a Distribution Election Form for the distribution of the Executive’s Deferral Account.

(f)	The Administrator may reject any Deferral Election Form or any Distribution Election Form or both that does not conform to the provisions of the Plan. The Administrator may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. The Administrator’s rejection or modification must be made on a uniform basis with respect to similarly situated Executives. If the Administrator rejects a Deferral Election Form, the Executive shall be paid the amounts the Executive would have been entitled to receive if the Executive had not submitted the rejected Deferral Election Form.

(g)	An Executive may not revoke a Deferral Election Form after the Plan Year begins, except that an Executive may revoke a Deferral Election Form within 30 days following a Change of Control. Any revocation before the beginning of the Plan Year or within 30 days following a Change of Control has the same effect as a failure to submit a Deferral Election Form. Any writing signed by an Executive expressing an intention to revoke the Executive’s Deferral Election Form and delivered to the Administrator before the close of business on the relevant Election Date shall be a revocation.

(h)	Subject to the distribution restrictions of Plan Section 12, an Executive may revoke an existing Distribution Election Form at any time by submitting a new Distribution Election Form.

5. EFFECT OF NO ELECTION. Except as provided in Plan Section 4(c), an Executive who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer any part of the Executive’s Compensation for the Plan Year to this Plan. The Deferred Benefit of an Executive who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form (either as to the form or commencement of payment) before the relevant Election Date shall be distributed in a lump sum on or before the February 28 following the calendar year of the Executive’s Termination.

6. ROLLOVER ELECTION.

(a)	A Participant in a Supplemental Retirement Plan who elects to receive a single lump sum payment of benefits under the Supplemental Retirement Plan may also elect to rollover the calculated rollover amount to this Plan by executing a Rollover Election Form, provided such form is executed and submitted on or before the Plan Freeze Date. The provisions of Section 4(d), (e), (f), and (h) apply to Benefits subject to a Rollover Election Form.

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(b)	A Participant who has elected to receive a single lump sum payment of benefits under the Plan may also elect to rollover the entire lump sum payment to the Dominion Resources, Inc. Security Option Plan by executing an appropriate election. The rollover shall be made in lieu of the lump sum payment and at the time when the lump sum payment otherwise would have been made. Except as provided by the Administrative Benefits Committee for transition upon the adoption of this election, the election must be made at least six months prior to the date on which the Participant becomes entitled to the lump sum payment. The rollover election shall not apply to any amount payable in the form of DRI Stock.

7. FORMER CNG PLANS.

(a)	The Plan has assumed a portion of the obligations and liabilities of the Unfunded Supplemental Benefit Plan for Employees of Consolidated Natural Gas Company and its Participating Subsidiaries Who are Not Represented by a Recognized Union (“CNG ERISA Excess Plan”) with respect to Participants in the Plan. The portion assumed by the Plan is the liabilities related to “Matching Contributions” under the “Thrift Plan” (as those terms are defined in the CNG ERISA Excess Plan) and related gains and losses as of December 31, 2000. A Participant’s Benefit as of January 1, 2001 shall include the Participant’s account under the CNG ERISA Excess Plan as of December 31, 2000. The payment of a Participant’s Benefit from this Plan shall be in complete satisfaction of the Participant’s benefits under Section 4.1.(b) of the CNG ERISA Excess Plan. A Participant’s Investment Election Form, Distribution Election Form and Beneficiary Election Form shall apply to the portion of the Participant’s Benefit from the CNG ERISA Excess Plan.

(b)	The Plan has assumed all of the obligations and liabilities of the Consolidated Natural Gas Company Executive Incentive Deferral Plan (“CNG Deferral Plan”) with respect to Participants in the Plan. The liabilities assumed by the Plan are the liabilities of the CNG Deferral Plan as of December 31, 2000 equal to the sum of all Participants’ balances as of December 31, 2000 in the CNG Deferral Plan. The Participant’s balance in the CNG Deferral Plan shall be part of the Participant’s Benefit as of January 1, 2001. A Participant’s Benefit as of January 1, 2001 shall include the Participant’s account under the CNG Deferral Plan as of December 31, 2000. The payment of a Participant’s Benefit from this Plan shall be in complete satisfaction of the Participant’s benefits under Section 5 of the CNG Deferral Plan. A Participant’s Investment Election Form, Distribution Election Form and Beneficiary Election Form shall apply to the portion of the Participant’s Benefit from the CNG Deferral Plan.

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8. DEFERRED STOCK OPTION BENEFIT. A Participant’s Deferred Stock Option Benefit shall remain deemed invested in DRI Stock until distribution. Such Participant’s Distribution Election Form and Beneficiary Election Form shall apply to the Participant’s Deferred Stock Option Benefit. If the Company has delivered shares of DRI Stock to a trust to satisfy the Deferred Stock Option Benefit, payment of the Deferred Stock Option Benefit shall be tracked as stock and made in shares of DRI Stock from the trust. If the Company has not delivered shares of DRI Stock to a trust, the Company shall make payment of the Deferred Stock Option Benefit in DRI Stock through the Dominion Resources, Inc. Incentive Compensation Plan and the Dominion Resources, Inc. Leadership Stock Option Plan.

9. MATCH CONTRIBUTIONS.

(a)	With respect to each Plan Year, the Company shall credit a Match (as defined below) to the Match Account of each eligible Participant, unless the Company has elected to contribute the Match to the DSOP, or another deferred compensation plan of the Company. To be eligible for a Match, a Participant must meet all of the following criteria:

(i)	be employed on December 31 or have Terminated during the Plan Year due to retirement or early retirement (as defined by the Dominion Savings Plan), death or Disability;

(ii)	have made salary deferrals to the Dominion Savings Plan for the Plan Year; and

(iii)	have base salary for the Plan Year in excess of the dollar limit for the Plan Year under Code section 401(a)(17).

(b)	The amount of the Match will be determined under the following formula: Excess Compensation times Deferral Percentage times Match Percentage. The terms in the formula have the following meanings.

(i)	Excess Compensation is the amount of the Participant’s base salary for the Plan Year in excess of the dollar limit for the Plan Year under Code section 401(a)(17).

(ii)	Deferral Percentage is the total of the Participant’s salary deferrals to the Dominion Savings Plan for the Plan Year divided by the lesser of (i) the dollar limit for the Plan Year under Code section 401(a)(17), or (ii) the Participant’s base salary for the Plan Year reduced by deferrals under this Plan and the Dominion Savings Plan. The Deferral Percentage may not exceed the maximum percentage of compensation on which the Participant would be eligible to receive a match by making a deferral under the Dominion Savings Plan for the Plan Year.

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(iii)	Match Percentage is the percentage of company match made with respect to the Participant’s salary deferral to the Dominion Savings Plan.

(c)	A Participant’s Match Account shall be 100% vested.

(d)	A Participant will not be required to invest any portion of the Match Account in the DRI Stock Fund. The Administrator may establish further procedures for the administration of the Match Account.

10. SPECIAL CONTRIBUTION. At the discretion of the Company for any reason, the Company may make a Special Contribution to the Plan on behalf of a Participant. The Special Contribution may be made for any reason, including as a special performance award, as an inducement to initial or continued employment, or in lieu of a cash bonus or other compensation. A Special Contribution can be made in any amount determined by the Company. At its discretion, the Company may require that the Deferred Benefit from the Special Contribution shall remain deemed invested in DRI Stock until distribution. A Participant’s Distribution Election Form and Beneficiary Election Form shall apply to the Deferred Benefit from the Special Contribution. The provisions of Section 4(d), (e) and (h) apply to the Deferred Benefit from a Special Contribution.

11. INVESTMENT FUNDS.

(a)	Each Participant shall have the right to direct the deemed investment of the Participant’s Deferral Account and the Match Account among the Investment Funds. The Administrator shall determine the number and type of Investment Funds that will be available for investment in any Plan Year. At its sole discretion, the Administrator may change the number and type of Investment Funds at any time and may establish procedures for the transition between Investment Funds.

(b)	Deferrals shall be credited to an Investment Fund as of the date on which the deferred Compensation would have been paid to the Participant. A separate bookkeeping account shall be established for each Participant who has directed a deemed investment in an Investment Fund. Deemed transfers between Investment Funds in the Participant’s Deferral Account and Match Account shall be charged and credited as the case may be to each Investment Fund account. The Investment Fund account shall be charged or credited with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the deemed investment in the Investment Fund. The Administrator may charge or credit such earnings, gains, losses, appreciation and depreciation based on the actual investment performance of assets that it has deposited in a grantor trust (as described in Plan Section 14).

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(c)	Pursuant to procedures established by the Administrator uniformly applied, Participants may direct the transfer of deemed investments among Investment Funds at least once in each Plan Year. The transfer of deemed investments involving the DRI Stock Fund may be subject to such restrictions, including prior approval, as determined appropriate by DRI.

12. DISTRIBUTIONS.

(a)	All Benefits, less withholding for applicable income and employment taxes, shall be paid in cash by the Company or its designee, except that payment from a Participant’s Deferred Stock Option Account shall be made in the form of DRI Stock and the Committee may provide that a designated payment from the DRI Stock Fund shall be made in the form of DRI Stock under payment procedures similar to Section 8. A Participant may elect to receive a distribution of all or a portion of the Participant’s Benefits subject to the provisions of this Section. Payment of each distribution of Benefits shall be made in one lump sum or in installments as provided in this Section. Except in the event of Termination for reasons other than death, retirement or Disability, or as provided in Plan Section 12(f), a Participant may receive a distribution from the Participant’s Deferral Account only on a date that is at least six months after the date on which the Participant’s most recent Deferral Election Form is effective.

(i) Unless otherwise provided herein or specified in a Participant’s Distribution Election Form, any lump sum payment shall be paid, or installment payments shall begin, on or before February 28 of the calendar year after the Participant’s Termination. The Participant may elect on the Participant’s Distribution Election Form to begin payments (A) on or before the February 28 of the calendar year following the calendar year of the Participant’s Termination; (B) on or before the February 28 of the calendar year following the calendar year of the Participant’s Termination but no sooner than February 28 of a specified calendar year; or (C) even if the Participant does not Terminate, on or before the February 28 of a specified calendar year.

(ii) Installment payments will be made in such amount and at such times as specified in the Participant’s Distribution Election Form, provided however, no such payments shall exceed a period of ten (10) years. Benefits will not be paid more often than once a year, except as provided in Plan Section 12(a)(iii). For a Benefit payable in a form other than a lump sum, the unpaid balance of a Participant’s Deferral Account and Match Account, if any, shall continue to be maintained in Investment Funds. The unpaid balance of a Participant’s Deferred Stock Option Account shall remain invested in DRI Stock. All Benefits must be paid no later than February 28 of the 10th calendar year after the year in which the Participant’s retirement or Disability occurs.

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(iii) If a Participant has commenced distribution of benefits in a form other than a lump sum, the Participant may make a one-time election to receive any unpaid Benefits in the form of a single lump sum payment or to modify the remaining payment schedule to any form permitted under Plan Section 12(a)(ii). The election may be made at any time prior to the full payment of the Participant’s Benefits. The election is subject to the Committee’s approval, in its absolute discretion, and the election will be effective no less than 30 days after notice is provided to the Administrator. The Committee, in its discretion, may delegate its authority to approve the one-time election to the Administrative Benefits Committee. Notwithstanding the foregoing, the Committee shall not exercise its discretion to permit a Participant to elect to accelerate the payment of any Benefit under this Plan until further guidance on this matter under Code section 409A is received from the United States Treasury Department.

(b)	Benefits paid on account of Termination for retirement shall be paid in a lump sum unless the Participant’s Distribution Election Form specifies annual installment payments over a period of up to ten (10) years.

(c)	Benefits paid on account of a Participant’s death shall be paid in a lump sum in accordance with the provisions of Plan Section 12(h).

(d)	Benefits paid on account of Termination due to Disability shall begin to be paid as soon as administratively practicable following the Participant’s Termination. The Benefits shall be paid in the method designated on the Participant’s Distribution Election Form, or in annual installment payments over a period of ten (10) years if the Participant made no election on the Participant’s Distribution Election Form. If a Disabled Participant begins to receive Benefits and thereafter recovers and returns to employment before the balance of the Participant’s Accounts is fully paid, distributions shall cease and any remaining Benefits under the Plan shall be governed by this Plan Section 12 and the Participant’s Distribution Election Form.

(e)	Benefits paid on account of Termination due to other than death, Disability or retirement shall be paid in a lump sum as soon as practicable following the Termination.

(f)	A Participant may elect to receive payment of Benefits prior to Termination. If payment is made pursuant to a Distribution Election Form that was effective less than six months before the date of such payment, the Participant’s Deferred Benefit shall be reduced by 10%. Such payment shall be paid in a lump sum.

(g)	Notwithstanding any other provision of this Plan or a Participant’s Distribution Election Form, the Committee in its sole discretion may postpone the distribution of all or part of a Benefit to the extent that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the

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Code) or any successor thereto. A Benefit distribution that is postponed pursuant to the preceding sentence shall be paid as soon as it is possible to do so within the deduction limitations of Section 162(m) of the Code.

(h)	A Participant or Beneficiary may not assign Benefits. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of the Participant’s Benefits under the Plan. Such designations are revocable. Each Beneficiary shall receive the Beneficiary’s portion of the Participant’s Accounts on or before February 28 of the year following the Participant’s death. However, the Administrator, in its discretion, may approve a Beneficiary’s request for accelerated payment under Plan Section 13. The Administrator may require that multiple Beneficiaries agree upon a single distribution method.

13. HARDSHIP DISTRIBUTIONS.

(a)	At its sole discretion and at the request of a Participant before or after the Participant’s Termination, or at the request of any of the Participant’s Beneficiaries after the Participant’s death, the Administrator may accelerate and pay all or part of any amount attributable to a Participant’s Benefits. The Administrator may accelerate distributions only in the event of Hardship as defined in Plan Section 13(b). An accelerated distribution under this Section shall be limited to the amount necessary to satisfy the Hardship. Notwithstanding the foregoing, the Administrator shall not exercise its discretion to accelerate the payment of any Benefit to a Participant under this Section or any other Section of the Plan until further guidance on this matter under Code section 409 is received from the United States Treasury Department.

(b)	Hardship is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Hardship will depend upon the facts of each case, but, in any case, payment will not be made to the extent that the Hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan.

(c)	Distributions under this Plan Section 13 shall be made in one lump sum payment in cash except that in the case of a Participant’s Deferred Stock Option Benefit, distributions shall be made in DRI Stock. Distributions shall be made proportionately from all of the Investment Funds in the Participant’s Accounts first, and, with respect to Deferred Benefits, shall be limited to amounts attributable to Compensation deferred under a Deferral Election Form that was

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effective at least six months before the distribution. The Investment Funds in the Participant’s Accounts shall be valued as of the last business day prior to the distribution, or as of such other date as may be determined in the discretion of the Administrator.

(d)	A distribution under this Plan Section 13 shall be in lieu of that portion of a Participant’s Benefit that would have been paid otherwise. A Benefit shall be adjusted by reducing the balance of the Participant’s Accounts by the amount of the distribution.

14. COMPANY’S OBLIGATION.

(a) The Plan shall be unfunded. DRI shall not be required to segregate any assets that at any time may represent a Benefit. DRI shall establish a grantor trust (within the meaning of Sections 671 through 679 of the Code) for Participants and Beneficiaries and shall deposit Participants’ Match Benefits with the trustee of such trust. DRI may deposit funds with the trustee of such trust to provide the Deferred Benefits or Deferred Stock Option Benefits to which Participants and Beneficiaries may be entitled under the Plan. The funds deposited with the trustee or trustees of such trust, and the earnings thereon, will be dedicated to the payment of Benefits under the Plan but shall remain subject to the claims of the general creditors of the Company. Any liability of DRI to a Participant or Beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan. No such obligation of DRI shall be deemed to be secured by any pledge of, or other encumbrance on, any property of DRI.

(b) Notwithstanding the foregoing, in the event of a Change of Control, DRI shall, immediately prior to a Change of Control, make an irrevocable contribution to the trust so that the amount held in trust is equal to 105% of the amount that is sufficient to pay each Participant or Beneficiary the Benefit to which they would be entitled, and for which DRI and each other Dominion Company is liable, pursuant to the terms of the Plan as in effect on the date on which the Change of Control occurred. The amount of such contribution exceeding the amount required to pay Benefits under the Plan shall be used to pay administrative costs of the trust and reimburse any Participant who incurs legal fees as a result of an attempt to enforce the terms of the Plan against an acquirer of DRI. Additionally, the trustee of the trust as of the date of the Change of Control may not be removed as trustee of the trust before the fifth anniversary of the date of the Change of Control.

15. CONTROL BY PARTICIPANT. A Participant shall have no control over the Participant’s Benefit except according to the Participant’s Deferral Election Forms, Rollover Election Forms, Distribution Election Forms, Investment Election Form and Beneficiary Designation Form.

FROZEN AS OF DECEMBER 31, 2004

16. CLAIMS AGAINST PARTICIPANT’S BENEFIT. An Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. A Benefit shall not be subject to attachment or legal process for a Participant’s debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or the Participant’s Beneficiary shall have no rights other than as a general creditor of DRI.

17. AMENDMENT OR TERMINATION. Except as otherwise provided, this Plan may be altered, amended, suspended, or terminated at any time by the Committee. The Committee may not alter, amend, suspend, or terminate this Plan without the consent of that Participant if such action would result in (i) a distribution of the Participant’s Benefit in any manner not provided in the Plan or (ii) immediate taxation of a Benefit to a Participant.

18. ADMINISTRATION.

(a)	This Plan shall be administered by the Administrator. The Administrator shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan. To the extent authorized by the Administrator, any action required to be taken by a Participant may be taken in writing, by electronic transmission, by telephone, or by facsimile, except for a beneficiary designation which must be in writing. Prior to paying a Benefit under the Plan, the Administrator may require the Participant, former Participant or Beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary to make any determination it may be required to make under the Plan. The Administrator may withhold payment of a Benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness. The Administrator may delegate all or any of its responsibilities and powers to any persons selected by it, including designated officers of employees of the Company.

(b)	If for any reason a Benefit payable under this Plan is not paid when due, the Participant or Beneficiary may file a written claim with a committee appointed by the Administrator to review claims for benefits under the Plan (the “Claims Committee”). If the claim is denied or no response is received within forty-five (45) days after the date on which the claim was filed with the Claims Committee (in which case the claim will be to have been denied), the Participant or Beneficiary may appeal the denial to the Committee within sixty (60) days of receipt of written notification of the denial or the end of the forty-five day period, whichever occurs first. In pursuing an appeal, the Participant or Beneficiary may request that the Committee review the denial, may review pertinent documents, and may submit issues and documents in writing to the Committee. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Committee to extend the period for another sixty (60) days.

FROZEN AS OF DECEMBER 31, 2004

19. NOTICES. All notices or election required under the Plan must be in writing. A notice or election shall be deemed delivered if it is delivered personally or sent registered or certified mail to the person at the person’s last known business address.

20. WAIVER. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

21. CONSTRUCTION. This Plan shall be adopted and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules and except to the extent that such laws are preempted by applicable federal law). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or enforceable, the validity or enforceability of any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other.